AMENDMENT NO. 7


      This Amendment No. 7 entered into as of March 31, 2000 (this "Amendment") by and among GALAXY TELECOM, L.P., ("GTLP"), GALAXY TELECOM CAPITAL CORP. ("Capital Corp."); and together with GTLP, the "Borrower"), the financial institutions party to the Loan Agreement referred to below (the "Lenders"), and FLEET NATIONAL BANK ("Fleet"), a national banking association organized under the laws of the United States of America, as agent for itself and the other Lenders (the "Agent").

PRELIMINARY STATEMENTS:

      WHEREAS, the Borrower, the Lenders, and the Agent have entered into an Amended and Restated Loan Agreement dated as of September 28, 1995, as amended by Amendment No. 1 dated as of October 21,1996, Amendment No. 2 dated as of March 28, 1997, Amendment No. 3 dated as of November 14, 1997 and Amendment No. 4 dated as of March 30, 1998, Amendment No. 5 dated as of August 31, 1998 and Amendment No. 6 dated as of March 31, 1999 (as amended, the "Loan Agreement");

      WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement; and

      WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Loan Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. The following definitions contained in Section 1.1 of the Loan Agreement are amended as follows:

      (a) The definition of "Annualized Operating Cash Flow" is amended in its entirety, effective as of December 31, 1999, to read as follows:

            ""Annualized Operating Cash Flow" means Operating Cash Flow for the most recently ended calendar month and for the two immediately preceding calendar months based on the Borrower's accurate monthly financial statements provided to the Lenders in accordance with Sections 5.3.3(a) and 5.3.7 for the calendar months in question times four (4)."

      (b) The definition of "Converted Loan Repayment Date" is amended, effective as of December 31, 1999, by changing "...December 31, 2002..." to "...December 31, 2000...".

       (c) The definition of "Effective Prime" is amended in its entirety, effective as of March 31, 2000, to read as follows:

            ""Effective Prime" means the Prime Rate plus two percent (2.0%) per annum until the close of business on June 30, 2000 and thereafter means the Prime Rate plus four percent (4.0%) per annum."

      (d) The definition of "Federal Funds Rate" is amended, effective as of March 31, 2000, by inserting "...plus one-half percent (.50%)..." immediately prior to "...provided" in the sixth line of such definition.

      (e)   The  definition  of  "Fixed  Charge   Coverage  Ratio"  is  amended,
            effective as of December 31, 1999, in its entirety to read as follows:

            ""Fixed Charge Coverage Ratio" means, as of the last day of each calendar month, a fraction, the numerator of which shall be an amount equal to Operating Cash Flow for such month and each of the two immediately preceding calendar months times four (4) less (a) Capital Expenditures made by the Borrower (other than those Capital Expenditures paid for with (i) purchase money Indebtedness, (ii) Loans, (iii) cash (except to the extent that the Borrower's cash balance at the end of such calendar month is less than $1,500,000), or (iv) Capitalized Lease Obligations permitted to exist under this Agreement) and its Subsidiaries times four (4) and (b) Permitted Restricted Payments paid during such three calendar month period in each case times four (4), and the denominator of which shall be an amount equal to Total Debt Service (exclusive of voluntary prepayments of principal on the Loans and exclusive of Closing Costs) for such three calendar month period times four (4)."

      (f) The definition of "Interest Expense" is amended, effective as of December 31, 1999, in its entirety to read as follows:

            ""Interest Expense" means, with respect to any period, the aggregate amount required to be paid in cash by the Borrower and its Subsidiaries for interest, fees, charges and expenses, however characterized, on its Indebtedness, including, without limitation, all such interest, fees, charges and expenses accrued and required to be paid in cash with respect to Indebtedness under the Financing Documents (but not including fees associated with the purchase of any interest rate protection arrangement)."

      (g) The definition of "Prime Rate" is amended in it entirety effective as of March 31, 2000 to read as follows:

            ""Prime Rate" means the higher of (i) the floating rate of interest per annum designated from time to time by the Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by the Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by the Agent and (ii) the Federal Funds Rate plus one-half percent (.50%), such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York."

      (h)   The  definition  of  "Total  Cash  Interest   Expense"  is  amended,
            effective as of December 31, 1999, in its entirety to read as follows:

            ""Total Cash Interest Expense" means, with respect to any period, Interest Expense for such period. "

      (h) The definition of "Total Debt Service" is amended, effective as of December 31, 1999, in its entirety to read as follows:

            ""Total Debt Service" means, for any period, the sum of the Borrower's and its Subsidiaries' Total Cash Interest Expense for such period (exclusive of any Closing Costs), plus the amount necessary to meet the regularly scheduled principal amortization on the Loans, plus regularly scheduled payments on other Indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries for such period."

      2.    Principal Amortization.

      (a) Section 2.1.2(b) of the Loan Agreement is amended, effective as of January 1, 2000, by deleting the second sentence thereof and the columns entitled "Repayment Dates" and "Percentage of Outstanding Principal" and replacing same with the following language:

            "On the Converted Loan Repayment Date the Borrower shall pay the outstanding principal balance of the Converted Loan together with all accrued and unpaid interest, fees and expenses thereon in full and prior thereto the Borrower shall make the mandatory payments and prepayments required by Section 2.7, as amended."

      (b)   Notwithstanding  anything  to  the  contrary  contained  in  Section
            2.7.1.2 of the Loan Agreement, the Borrower shall not be required to make any principal payment with respect to its Excess Cash Flow for its 1999 fiscal year.

      (c) Notwithstanding anything to the contrary set forth in the Loan Agreement, the paragraphs entitled "Principal Amortization" i.e. paragraph 3(e) of Amendment No. 5 of the Loan Agreement and paragraph 3 of Amendment No. 6 shall, for the periods commencing January 1, 2000, be of no further force or effect and shall be replaced in their entirety by the following paragraph:

            Notwithstanding anything to the contrary set forth in the Loan Agreement, the net cash proceeds (after reasonable expenses) of all Asset Sales and System Asset Sales occurring after December 31, 1999 and (ii) the net cash proceeds (after reasonable expenses) received by the Borrower, GTI and/or LLC from any equity investment in or Indebtedness for Borrowed Money incurred by any of the Borrower, GTI and/or LLC shall be applied to repay on a pro rata basis (i) the Loans in the inverse order of maturity and (ii) that certain $5,000,000 term loan to be funded on or about April 3, 2000 to the Borrower by certain of the Lenders and secured on a pari passu basis with the Loans by collateral for the Loans (the "Other Loan"). Any amendment to or waiver of the terms of the foregoing sentence shall be deemed to require the consent of all of the Lenders as provided for under Section 9.5(ii) and (vii) of the Loan Agreement. The Borrower, the Lenders and the Agent acknowledge and agree that the Borrower has made all payments of principal required by Section 2.1.2(b) and 2.7.1, as amended, through December 31, 1999 except for approximately $475,000 of purchase price holdbacks which are in escrow and which will be paid to the Agent upon release from escrow to be applied to the Loans and the Other Loan as set forth above in this paragraph and the Borrower acknowledges and agrees that all payments of principal made prior to the date of this Amendment have been applied in accordance with the Loan Agreement.

      3. The Lenders hereby consent to the System Asset Sale described on Exhibit A hereto; provided that (i) if the Other Loan is closed and funded on or before April 3, 2000 a portion of the net proceeds thereof in the amount of at least $2,400,000 is applied to repay the Loans and the Other loan on a pro rata basis and the balance in the amount of approximately $1,000,000 is applied by the Borrower to repay certain Capitalized Leases and (ii) if the Other Loan is not closed and funded on or before April 3, 2000, net proceeds in the amount of at least $3,400,000 are applied, to repay the Loans and the Other Loan on a pro rata basis and provided further that in any event the net proceeds in the amount of $3,400,000 are initially transferred to the Agent to be held subject to the Agent's first Lien thereon for application as set forth above. The references to "pro rata basis" in this paragraph and the immediately preceding paragraph shall have the meaning set forth in paragraph 13, below.

      4. Notwithstanding anything to the contrary set forth in the Loan Agreement, paragraph 3(d) of Amendment No. 5 of the Loan Agreement is amended, effective as of June 30, 1999 to read in its entirety as follows:

      "(d) Conversion Date. Effective as of the date hereof, the defined term "Conversion Date" set forth in the Loan Agreement is amended to read as follows:

            "Conversion Date" means June 30, 1999."

            After the Conversion Date the Borrower shall not be permitted to borrow Revolving Loans without the prior written consent of all of the Lenders."

      5. Section 2.3.1 of the Loan Agreement is amended, effective as of December 31, 1999, by adding at the end thereof the following:

            "Notwithstanding the foregoing provisions of this Section 2.3.1 or any other provisions of this Agreement, effective(i) as to each Prime Rate Loan, on March 31, 2000 and (ii) as to each Libor Loan outstanding on March 31, 2000, the Interest Adjustment Date for such Libor Loan and, in all such cases, until the close of business on June 30, 2000, interest shall accrue and be paid on the outstanding principal balances of the Loans at Effective Prime."

      6. Financial Covenant Amendments. The sections of the Loan Agreement identified below are hereby amended as set forth below:

      (a)   Section  5.1.10.  Maximum  Total  Indebtedness  and  Maximum  Senior
            Indebtedness to Annualized Operating Cash Flow. Effective as of December 31, 1999, Section 5.1.10 of the Loan Agreement is hereby amended (i) by replacing the required ratio at December 31, 1999 and for the period commencing January 1, 2000 and thereafter with the periods set forth below and the ratios set forth below opposite such period is:

                                                Total             Senior
                                                Indebtedness
      Indebtedness

                                                Ratio             Ratio


            December 31, 1999 7.25:1.00   2.00:1.00



            January 1, 2000 through             7.65:1.00         1.65:1.00


            August 31, 2000



            September 1, 2000 and thereafter    7.35:1.00         1.65:1.00


and (ii) by adding the following text at the end of said Section:

"The Borrower shall be in compliance with the foregoing covenant as of the last day of each calendar month."

      (b) Section 5.1.11. Maximum Senior Indebtedness to Basic Subscribers. Effective as of December 31, 1999, Section 5.1.11 of the Loan Agreement is hereby amended in its entirety to read as follows:

"Section 5.1.11.  Total Indebtedness for Borrowed Money to Basic Subscribers."

Maintain at the last day of each calendar month a ratio of (i) total Indebtedness for Borrowed money (in dollars) to the number of Basic Subscribers of not greater than (A) $1,175:1:00 at December 31, 1999 and (B) $1,299:1:00
thereafter.

       (c) Section 5.1.12. Minimum Ratio of Operating Cash Flow to Interest Expense.

            Effective as of December 31, 1999, Section 5.1.12 of the Loan Agreement is hereby amended (i) by deleting the periods and ratios set forth therein and replacing them with the following:

October 1, 1999 through                                     1.15:1.00


December 31, 1999


                  January 1, 2000                           1.05:1.00
                  and thereafter

            and (ii)    by adding the following text at the end of said Section:

"The Borrower shall be in compliance with the foregoing covenant on an annualized basis as of the last day of each calendar month so that Operating Cash Flow, Total Cash Interest Expense and each component of each of said terms are calculated for the calendar month in question and for the two immediately preceding calendar months and the results of said calculation are multiplied by four (4)."

      (d) Section 5.1.14 of the Loan Agreement is amended, effective as of December 31, 1999 in its entirety to read as follows:

            "Section 5.1.14. Minimum Fixed Charge Coverage. Maintain at the last day of each calendar month a Fixed Charge Coverage Ratio of not less than 1.05:1.00."

            (e) Section 5.1.13 and Section 5.1.15 of the Loan Agreement are deleted as of December 31, 1999 and shall be of no further force or effect.

      (f) Section 5.2.8.5 of the Loan Agreement is deleted as of December 31, 1999, shall be of no further force or effect and any past failures of the Borrower to be in compliance therewith are hereby waived and shall not constitute Defaults or Events of Defaults.

      7. Section 5.2.11. Dividends, Payments and Distributions. Section 5.2.11 is amended, effective as of December 31, 1999, by changing the Period "1998 and thereafter" to "1998 and through June 30, 1999", adding immediately thereafter the period "July 1, 1999 through June 30, 2000", inserting in the "Percentage of Gross Revenues" column "3.00%" immediately opposite "July 1, 1999 through June 30, 2000" and adding the Period "July 1, 2000 and thereafter" and inserting in the "Percentage of Gross Revenues" column "2.50%" immediately opposite "July 1, 2000 and thereafter".

      8. Section 5.2.17. Capital Expenditures. Effective as of December 31, 1999, Section 5.2.17 of the Loan Agreement is hereby amended to provide that for Borrower's fiscal year ending December 31, 1999, maximum permitted Capital Expenditures shall be $13,700,000 and for Borrower's fiscal year ending December 31, 2000, maximum permitted Capital Expenditures shall be $8,000,000. Notwithstanding anything to the contrary contained in the Loan Agreement, no unexpended portion of the amounts of Capital Expenditures permitted to be made pursuant to the foregoing in a fiscal year may be carried forward to any succeeding fiscal year.

      8.1. Section 5.3.2 of the Loan Agreement is amended, effective as of December 31, 1999 by changing "...90 days..." to "... 105 days...".

      9. Section 6.1 of the Loan Agreement is amended, effective as of March 31, 2000 by adding thereto Section 6.1.17 and 6.1.18 which shall read as follows:

            "Section 6.1.17. A definitive agreement for the sale of the Borrower and Galaxy Telecom L.P. II or System Asset Sales of substantially all the Systems owned by the Borrower and Galaxy Telecom L.P. II has not been executed and delivered on or before, or is not in full force and effect on May 31, 2000 between the Borrower, Galaxy Telecom L.P. II and/or the owners of each of said entities and an unaffiliated third party buyer in form and substance reasonably satisfactory in all respects to the Majority Lenders including without limitation (i) that any such agreement and transaction shall contain sufficient provision for repayment of the Loans and any Indebtedness of Galaxy Telecom L.P. II to the Agent and each of the Lenders and all interest, fees and expenses in connection therewith in full and (ii) that any such agreement and any related documents, instruments or agreements contain no contingencies allowing the purchaser to terminate such agreement or any such related document, instrument or agreement (a) arising from the failure of such purchaser to obtain the financing necessary for such purchase, (b) arising from the failure of such purchaser to obtain the approvals necessary for such purchase other than approvals customarily not obtained until after signing of such an agreement in like transactions or (c) relating to the completion of any due diligence review by such purchaser other than completion of reasonable due diligence customarily to be completed in such transactions after signing such an agreement; it shall also be considered "Event of Default" hereunder if said purchase agreement fails to be in full force and effect at any time after being entered into; or.

            "Section 6.1.18." If the Borrower, GTLP, GTI, LLC or Capital Corp. or any Subsidiary thereof shall, without the prior written consent of all of the Lenders, become liable for Indebtedness for Borrowed Money which the Borrower would not be permitted to have outstanding under the terms of Section 5.2.8.

      9.1 Section 9.5 of the Loan Agreement is amended, effective as of March 31, 2000, by adding immediately after clause (ix) thereof the following:

            "...(x) waive, amend or terminate Section 6.1.17 or Section 6.1.18."

      10. Exhibit 1.8 to the Loan Agreement is amended, effective as of March 31, 2000, in its entirety to read as set forth on Exhibit 1.8 to this Amendment.

      11. On the date hereof, the Borrower shall be and remain unconditionally liable for (a) an amendment fee in the amount of $125,000, to the Agent for the pro rata accounts of the Lenders in accordance with their Pro Rata Shares, and
(b) reimbursement of the fees and out-of-pocket disbursements of legal counsel to each Lender up to $1,500 per Lender which fees described in each of clause
(a) and clause (b) shall thereupon be fully earned and nonrefundable and shall be paid in full on the first to occur of (i) repayment of the Loans in full and
(ii) acceleration of the maturity of the Loans.

      12. The Lenders, the Agent and the Borrower each hereby consent to, acknowledge and agree that the Other Loan may be secured by and cross-collateralized with the Security Documents and the collateral for the Obligations (other than, at this time, the Borrower's real estate) and that the Agent and the Borrower are authorized and directed by the Lenders to enter into such documents, instruments and agreements as may be necessary or desirable to accomplish such cross-collateralization including without limitation amendments and/or restatements of any of the Security Documents.

      13. The Borrower, the Agent and the Lenders acknowledge and agree that the Other Loan and the Obligations shall be secured on a pari passu basis by the Security Documents, but that the Obligations and the Other Loan shall be treated on a pari passu basis with respect to any payments, prepayments or proceeds of the collateral for the Loans and the Other Loan so that any such amounts are applied to the Loans and the Other Loan pro rata, i.e., in proportion to the relative amounts of Indebtedness owing on the Loans and the Other Loan, so that, for example, the amount to be applied to the Loans is equal to: total payment received multiplied by a fraction, the numerator of which is the amount of outstanding Indebtedness of the Loans and the denominator is the sum of the numerator and the amount of outstanding Indebtedness of the Other Loan.

      14. The Borrower represents and warrants that (i) prior to January 15, 2000, the Borrower listed substantially all of Borrower's assets for sale with Communications Equity Associates, a nationally recognized seller's broker with experience in transactions involving large rural cable television systems, (ii) concurrently herewith the Borrower has provided the Agent with true copies of all of Borrower's agreements with such broker, (iii) such agreements with said broker are in full force and effect as of the date hereof and (iv) on the date of this Amendment a letter of intent dated March 9, 2000 with Classic Cable, Inc., a Delaware corporation, for the purchase of all outstanding general and limited partnership interests of the Borrower and Galaxy Telecom L.P., II is in full force and effect.

      15.   Conditions.  This Amendment is subject to the provisions of Section
9.5 of the Loan Agreement, and shall become effective, as of the date first above written, upon the satisfaction of the following conditions precedent:

      (a) receipt by the Agent of counterparts of this Amendment executed by the Borrower and the Lenders, and counterparts of the Consent appended hereto executed by the Guarantors;

            (b) receipt by the Agent of such other items or documents as may be requested by the Agent or the Lenders; and

            (c) the Borrower shall have paid to Messrs. Hinckley, Allen & Snyder LLP, counsel to the Agent, all outstanding fees, costs and expenses and all fees, costs and expenses incurred in connection with the preparation, negotiation and execution of, this Amendment and any and all agreements, instruments, and other documents executed in connection herewith.

      16. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects; provided that if any provision of the Loan Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon and after the date of this Amendment all references to the Loan Agreement in that document, or in any Financing Document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.

      17. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties set forth in Section 4 of the Loan Agreement are true and correct in all material respects as of the date hereof. The Borrower hereby agrees to indemnify and hold the Lenders and the Agent harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim against the Borrower, the Lenders and/or the Agent arising out of the transactions contemplated by this Amendment. The provisions of this Section shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Notes and other obligations of the Borrower hereunder, and release of any collateral for the Loans.

      18. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written, under seal.

                                   BORROWERS:

                                    GALAXY TELECOM, L.P.

                                   By: Galaxy Telecom, Inc., its general partner

                                    By:____________________________
                                      Name:

                                     Title:

                                    GALAXY TELECOM CAPITAL CORP.


                                    By:_______________________
                                      Name:

                                     Title:

                                    LENDERS:

                                   FLEET NATIONAL BANK, as Agent and as a Lender


                                    By:____________________________
                                      Name:

                                     Title:

                                    CITIZENS BANK OF MASSACHUSETTS (as assignee of State Street Bank and Trust Company)


                                    By:____________________________
                                      Name:

                                     Title:

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:____________________________
                                      Name:

                                     Title:

                                    BANK ONE, N.A. (as successor to The First
                                    National Bank of Chicago)


                                    By:____________________________
                                      Name:

                                     Title: